Exhibit 5.1 April 30, 2020 Delta Apparel, Inc. 322 South Main Street Greenville, SC 29601 Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Delta Apparel, Inc., a Georgia corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the registration of (a) 718,964 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company for issuance pursuant to awards granted under the Delta Apparel, Inc. 2020 Stock Plan (the “2020 Stock Plan”), and (b) pursuant to Rule 416(a) under the 1933 Act, an indeterminate number of additional shares of Common Stock that become issuable under the 2020 Stock Plan in connection with an increase in the number of shares of outstanding Common Stock because of events such as stock splits, stock dividends, and similar transactions.

This opinion is delivered to you pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K under the 1933 Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the registration of the Common Stock covered by the Registration Statement.

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Articles of Incorporation and Bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the registration of the Common Stock covered by the Registration Statement, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed: (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (c) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

Based on and subject to the foregoing, and subject to completion of all corporate action required to be taken by the Company to authorize the registration of the Common Stock covered by the Registration Statement, and having regard for such legal considerations as we deem relevant, it is our

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opinion that when the shares of Common Stock are authorized by all requisite actions on the part of the Company and issued and delivered in accordance with the 2020 Stock Plan and any applicable award agreements, such shares of Common Stock will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of Georgia, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Bond Dickinson (US) LLP